UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant [ ] Filed by a Party other than the Registrant [X]

Check the appropriate box:

[X]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to §240.14a-12

AETRIUM INCORPORATED
(Name of registrant as specified in its charter)

Jeffrey E. Eberwein
Archer Advisors, LLC
Archer Focus Fund, LLC
Archer Equity Fund, LLC
Steven Markusen
GlobalTel Holdings LLC
Dilip Singh
Richard K. Coleman, Jr.
Galen Vetter
Alfred John Knapp, Jr.
Andover Group, Inc.
Boston Avenue Capital LLC
Charles M. Gillman
James F. Adelson
Stephen J. Heyman

(Name of person(s) filing proxy statement, if other than the registrant)

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[ ]	Fee paid previously with preliminary materials.

[ ]
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PRELIMINARY COPY – SUBJECT TO COMPLETION
Concerned Aetrium Shareholders
October 23, 2012
Dear Fellow Shareholders:

For the reasons set forth in the enclosed Proxy Statement, the participants in this solicitation (collectively, “Concerned Aetrium Shareholders”, “CAS”, or “we”, or “us”) believe that our nominees (the “CAS Nominees” or “our Nominees”) are much better able to maximize shareholder value than are the six (6) current incumbent directors, Joseph C. Levesque, Darnell L. Boehm, Terrence W. Glarner, Daniel A. Carr, Charles B. Westling, and Douglas L. Hemer (collectively, the “Incumbent Directors”) of Aetrium Incorporated (“ATRM” or the “Company”).  We also do not believe that the Incumbent Directors have acted or will act in the best interests of the Company’s shareholders.

ATRM has called a special meeting of the Company’s shareholders (the “Special Meeting”) to be held at the Company’s headquarters located at 2350 Helen Street, North St. Paul, Minnesota 55109 beginning at 4:30 pm, Central Time, on Monday, November 26, 2012.  The Special Meeting was called in response to the CAS request dated August 28, 2012.  In that request, CAS requested the Company call a special meeting to remove the six Incumbent Directors and elect the CAS Nominees.  In response, when issuing the notice of the Special Meeting and in soliciting proxies, the Company has taken the position that the six Incumbent Directors must be removed by an affirmative vote of the holders of a majority of all issued and outstanding shares entitled to vote before the CAS Nominees can stand for election.  The Concerned Aetrium Shareholders disagree with the position taken by the Company and view the Company’s position as nothing more than an effort of the entrenched Incumbent Directors to thwart the desires of the Concerned Aetrium Shareholders to hold an election.  The Concerned Aetrium Shareholders believe, based on a plain reading of the Company’s Bylaws, the term of the Incumbent Directors expires at a Special Meeting called to elect directors, thus necessarily removing the Incumbent Directors upon election of the CAS Directors.  However, to avoid litigation over the issue, on October 23, 2012, Jeffrey E. Eberwein, as Trustee of the Jeffrey E. Eberwein Revocable Trust, which is a holder of more than 3% of the Company’s common stock, submitted Proposal No. 1 below to amend the Company’s Bylaws to the Company, in accordance with Minnesota law, to permit a majority of a quorum of shareholders to remove directors.

Therefore, at the Special Meeting, the Concerned Aetrium Shareholders will vote to adopt the following three proposals:

1.
To amend Article III, Section 3 of the Company’s Bylaws to allow any director of the Company to be removed at any time, with or without cause, by a majority of the voting power of the shares represented and voting at any regular or special meeting of the shareholders.

2.
Remove the six (6) current incumbent directors, Joseph C. Levesque, Darnell L. Boehm, Terrence W. Glarner, Daniel A. Carr, Charles B. Westling, and Douglas L. Hemer (collectively, the “Incumbent Directors”) from office pursuant to Article III, Section 3 of the Company’s Bylaws, as amended; and

3.
To elect Jeffrey E. Eberwein, Dilip Singh, Richard K. Coleman, Jr., Galen Vetter, Alfred John Knapp, Jr., and Charles M. Gillman (the “CAS Nominees” or “our Nominees”) to the Company’s Board of Directors pursuant to Article III, Section 2 of the Company’s Bylaws.

If the proposals set forth are approved by the requisite percentage of holders of the Company’s common stock, our Nominees will be the sole members of the Company’s Board of Directors.

We seek to amend the bylaws, remove the Incumbent Directors, and elect our six (6) proposed Nominees to the Board of Directors in order to allow all ATRM shareholders to realize the fullest potential of their investments in the Company.

We seek your support at the Special Meeting to take the following actions:

1.	To vote “FOR” the proposal to amend Article III, Section 3 of the Company’s Bylaws;

2.	To vote to “REMOVE” the Incumbent Directors;

3.	To vote “FOR” the election of our six (6) Nominees; and

4.	to vote in our discretion on such other matters as may properly come before the Special Meeting and that are not known within a reasonable time before the date of this Proxy Statement.

We think you will agree that the CAS Nominees are better able to maximize shareholder value than the Incumbent Directors. The time has come for ATRM shareholders to act to preserve and increase ATRM value by voting “FOR” the amendment to the Company’s Bylaws, to “REMOVE” the Incumbent Directors, and “FOR” the election of our Nominees at the Special Meeting.  We believe our Nominees possess the skill, experience and motivation that will enable them to represent the best interests of the Company’s shareholders.

We are seeking your support and soliciting your proxy to vote “FOR” the amendment to the Company’s Bylaws, to “REMOVE” the Incumbent Directors, and “FOR” the election of our Nominees at the Special Meeting. Please read the enclosed Proxy Statement carefully for more detailed information about our Nominees.

On behalf of Concerned Aetrium Shareholders,
Jeffrey E. Eberwein

IF YOU HAVE ANY QUESTIONS, REQUIRE ASSISTANCE IN VOTING YOUR GREEN PROXY CARD,
OR NEED ADDITIONAL COPIES OF OUR PROXY MATERIALS, PLEASE CALL OUR PROXY SOLICITOR, INVESTORCOM, INC., AT THE PHONE NUMBERS LISTED BELOW.

[Missing Graphic Reference]

65 Locust Avenue, Suite 302
New Canaan, CT  06840
Toll Free:  (877) 972-0090
Banks and Brokers:  (203) 972-9300
Email: CAS@investor-com.com

PRELIMINARY COPY – SUBJECT TO COMPLETION
SPECIAL MEETING OF THE SHAREHOLDERS
OF
AETRIUM INCORPORATED
PROXY STATEMENT
OF
JEFFREY E. EBERWEIN AND OTHER PARTICIPANTS

The participants in this solicitation (collectively, “Concerned Aetrium Shareholders” or “CAS” or “we” or “us”) have reluctantly concluded that the directors currently on the board of directors (the “Board”) of the Company Joseph C. Levesque, Darnell L. Boehm, Terrence W. Glarner, Daniel A. Carr, Charles B. Westling, and Douglas L. Hemer  (the “Incumbent Directors”) of Aetrium Incorporated (“ATRM” or the “Company”) have destroyed shareholder value and should be removed. We believe that the Company’s Board lacks independence from management and significant changes to the composition of the existing Board are imperative to ensure that the Company is managed in a manner consistent with the best interests of all its shareholders.

We believe a new Board needs to be elected in order to best serve the interests of all ATRM shareholders. We are therefore seeking your support and soliciting your proxy “FOR” the amendment to the Company’s Bylaws, to “REMOVE” the Incumbent Directors, and “FOR” the election of our Nominees at the special meeting of shareholders to be held at the Company’s headquarters located at 2350 Helen Street, North St. Paul, Minnesota 55109 beginning at 4:30 pm, Central Time, on Monday, November 26, 2012 (including any adjournments, postponements or continuations thereof, the “Special Meeting”) .  The Special Meeting was called in response to the CAS request dated August 28, 2012.  In that request, CAS requested the Company call a special meeting to remove the six Incumbent Directors and elect the CAS Nominees.  In response, when issuing the notice of the Special Meeting and in soliciting proxies, the Company has taken the position that the six Incumbent Directors must be removed by an affirmative vote of the holders of a majority of all issued and outstanding shares entitled to vote before the CAS Nominees can stand for election.  The Concerned Aetrium Shareholders disagree with the position taken by the Company and view the Company’s position as nothing more than an effort of the entrenched Incumbent Directors to thwart the desires of the Concerned Aetrium Shareholders to hold an election.  The Concerned Aetrium Shareholders believe, based on a plain reading of the Company’s Bylaws, the term of the Incumbent Directors expires at a Special Meeting called to elect directors, thus necessarily removing the Incumbent Directors upon election of the CAS Directors.  However, to avoid litigation over the issue, on October 23, 2012, Jeffrey E. Eberwein, as Trustee of the Jeffrey E. Eberwein Revocable Trust, which is a holder of more than 3% of the Company’s common stock, submitted Proposal No. 1 below to amend the Company’s Bylaws to the Company, in accordance with Minnesota law, to permit a majority of a quorum of shareholders to remove directors.

Therefore, at the Special Meeting, the Concerned Aetrium Shareholders will vote to adopt the following three proposals:

1.
To amend Article III, Section 3 of the Company’s Bylaws to allow any director of the Company to be removed at any time, with or without cause, by a majority of the voting power of the shares represented and voting at any regular or special meeting of the shareholders.

2.
Remove the six (6) current incumbent directors, Joseph C. Levesque, Darnell L. Boehm, Terrence W. Glarner, Daniel A. Carr, Charles B. Westling, and Douglas L. Hemer (collectively, the “Incumbent Directors”) from office pursuant to Article III, Section 3 of the Company’s Bylaws, as amended; and

3.
To elect Jeffrey E. Eberwein, Dilip Singh, Richard K. Coleman, Jr., Galen Vetter, Alfred John Knapp, Jr., and Charles M. Gillman (the “CAS Nominees” or “our Nominees”) to the Company’s Board of Directors pursuant to Article III, Section 2 of the Company’s Bylaws.

We seek to amend the bylaws, remove the Incumbent Directors, and elect our six (6) proposed Nominees to the Board of Directors in order to allow all ATRM shareholders to realize the fullest potential of their investments in the Company.

We seek your support at the Special Meeting to take the following actions:

1.	To vote “FOR” the proposal to amend Article III, Section 3 of the Company’s Bylaws;

2.	To vote to “REMOVE” the Incumbent Directors;

3.	To vote “FOR” the election of our six (6) Nominees; and

4.	to vote in our discretion on such other matters as may properly come before the Special Meeting and that are not known within a reasonable time before the date of this Proxy Statement.

We think you will agree that the CAS Nominees are better able to maximize shareholder value than the Incumbent Directors. The time has come for ATRM shareholders to act to preserve and increase ATRM value by voting “FOR” the amendment to the Company’s Bylaws, to “REMOVE” the Incumbent Directors, and “FOR” the election of our Nominees at the Special Meeting.  We believe our Nominees possess the skill, experience and motivation that will enable them to represent the best interests of the Company’s shareholders.

We are seeking your support and soliciting your proxy to vote “FOR” the amendment to the Company’s Bylaws, to “REMOVE” the Incumbent Directors, and “FOR” the election of our Nominees at the Special Meeting. Please read the enclosed Proxy Statement carefully for more detailed information about our Nominees.

We expect this proxy statement (the “Proxy Statement”) and the enclosed GREEN proxy card will first be mailed to shareholders on or about [__________] [__], 2012.

Jeffrey E. Eberwein, Archer Advisors, LLC (“Archer Advisors”), Archer Focus Fund, LLC (“Archer Focus”), Archer Equity Fund, LLC (“Archer Equity”), Steve Markusen, GlobalTel Holdings LLC (“GlobalTel”), Dilip Singh, Richard K. Coleman, Jr., Galen Vetter, Alfred John Knapp, Jr., Andover Group, Inc. (“Andover”), Boston Avenue Capital LLC (“Boston”), Charles M. Gillman, James F. Adelson, and Stephen J. Heyman are the “participants” comprising Concerned Aetrium Shareholders.  As of the Record Date, the participants may be deemed, collectively, to be the beneficial owners of an aggregate 1,870,410 shares of common stock of the Company, which currently represents approximately 17.35% of the issued and outstanding common stock of the Company, all of which will be entitled to vote at the Special Meeting.1  Each member of CAS disclaims beneficial ownership of the shares held by any other member.

The Company has set as the record date for determining shareholders entitled to notice of and to vote at the Special Meeting September 28, 2012 (the “Record Date”).  According to the Company, as of the Record Date, there were 10,781,451 shares of common stock of the Company, par value $0.001 per share (the “Common Stock”), outstanding and entitled to vote at the Special Meeting. The mailing address of the principal executive offices of the Company is 2350 Helen Street, North St. Paul, Minnesota 55109.

THIS SOLICITATION IS BEING MADE BY THE PARTICIPANTS NOTED HEREIN AND NOT ON BEHALF OF THE COMPANY, EXISTING BOARD OF DIRECTORS, OR MANAGEMENT OF ATRM.

1 The percentage beneficially owned collectively by the participants of the issued and outstanding common stock of the Company was calculated using the number of shares of the Company’s Common Stock outstanding as of September 28, 2012, which number was 10,781,451 according to the proxy statement filed with the Securities and Exchange Commission by the Company on October 12, 2012.

IMPORTANT

CONCERNED AETRIUM SHAREHOLDERS URGE YOU TO CAREFULLY CONSIDER THE INFORMATION CONTAINED IN THE ENCLOSED PROXY STATEMENT AND THEN SUPPORT OUR EFFORTS BY USING THE GREEN PROXY CARD TO VOTE “FOR” THE AMENDMENT TO THE COMPANY’S BYLAWS, TO “REMOVE” THE SIX INCUMBENT DIRECTORS, AND “FOR” THE ELECTION OF OUR NOMINEES.

OUR NOMINEES ARE COMMITTED TO ACTING IN THE BEST INTERESTS OF THE COMPANY’S SHAREHOLDERS. WE BELIEVE THAT YOUR VOICE IN THE FUTURE OF ATRM CAN BEST BE EXPRESSED THROUGH THE ELECTION OF OUR NOMINEES. ACCORDINGLY, WE URGE YOU TO VOTE THE GREEN PROXY CARD “FOR” THE AMENDMENT TO THE COMPANY’S BYLAWS, TO “REMOVE” THE SIX INCUMBENT DIRECTORS, AND “FOR” THE ELECTION OF OUR NOMINEES..

THIS SOLICITATION IS BEING MADE BY THE CONCERNED AETRIUM SHAREHOLDERS AND NOT ON BEHALF OF THE COMPANY, EXISTING BOARD OF DIRECTORS, OR MANAGEMENT OF ATRM. OTHER THAN AS DISCLOSED IN THIS PROXY STATEMENT, WE ARE NOT AWARE OF ANY OTHER MATTERS TO BE BROUGHT BEFORE THE SPECIAL MEETING. SHOULD OTHER MATTERS OF WHICH WE ARE NOT AWARE BEFORE THE DATE OF THIS PROXY STATEMENT BE BROUGHT BEFORE THE SPECIAL MEETING, THE PERSONS NAMED AS PROXIES IN THE ENCLOSED GREEN PROXY CARD WILL VOTE ON SUCH MATTERS IN THEIR DISCRETION.

WE URGE YOU NOT TO SIGN ANY PROXY CARD SENT TO YOU BY THE COMPANY OR ANYONE ELSE OTHER THAN US. YOU MAY REVOKE YOUR PROXY BEFORE IT IS VOTED AT THE SPECIAL MEETING BY (1) SUBMITTING A REVOCATION LETTER WITH A LATER DATE THAN THAT ON YOUR PROXY CARD; (2) DELIVERING A SECOND SIGNED PROXY CARD DATED LATER THAN THE FIRST SIGNED PROXY CARD; OR (3) ATTENDING THE SPECIAL MEETING AND VOTING IN PROXY PERSON.

YOUR VOTE IS IMPORTANT, REGARDLESS OF HOW MANY SHARES YOU OWN. THE CONCERNED AETRIUM SHAREHOLDERS URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED GREEN PROXY CARD TODAY TO VOTE “FOR” THE AMENDMENT TO THE COMPANY’S BYLAWS, TO “REMOVE” THE SIX INCUMBENT DIRECTORS, AND “FOR” THE ELECTION OF OUR NOMINEES..

IF YOU HAVE ANY QUESTIONS OR REQUIRE ASSISTANCE IN
VOTING YOUR GREEN PROXY CARD, PLEASE CALL:

[Missing Graphic Reference]

65 Locust Avenue, Suite 302
New Canaan, CT  06840
Toll Free:  (877) 972-0090
Banks and Brokers:  (203) 972-9300
Email: CAS@investor-com.com

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS
FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON MONDAY,
NOVEMBER 26, 2012, BEGINNING AT 4:30 PM, CENTRAL TIME, AT THE COMPANY’S HEADQUARTERS LOCATED AT 2350 HELEN STREET, NORTH ST. PAUL, MINNESOTA

THIS PROXY STATEMENT AND OUR GREEN proxy card are available at
http://www.icommaterials.com/CAS

BACKGROUND FOR THE SOLICITATION

The Concerned Aetrium Shareholders (“CAS”, or “we” or “us”) collectively own approximately 17.35% of Aetrium Incorporated (“ATRM” or “the Company”) as of the Record Date.  We are concerned and alarmed by the actions of ATRM’s board of directors (the “Board”) over the last five years as detailed in the Reasons for Solicitation section of this proxy statement.   We believe the Board’s actions have not been in the best interests of shareholders.  The incumbent Board and management team are responsible for the Company’s poor performance and have continually placed their own interests ahead of those of shareholders and employees.  We represent the largest shareholder group.  We have engaged the incumbent Board and management in discussions about the Company’s poor performance and have offered to help by creating a new Board composed of 50% incumbents and 50% CAS Members.  This offer was rejected.

We have reluctantly come to the conclusion that the best way to maximize shareholder value at ATRM is to change the entire Board.  Only by dramatically changing the Company’s Board of Directors can ATRM attract the right management talent and implement the right strategy to successfully improve ATRM’s performance.  Accordingly, we are soliciting your support to (a) amend the Company’s Bylaws to allow the removal of directors by a majority of the voting power of the shares represented and voting at any regular or special meeting of the shareholders, (b) to remove the existing members of the Board (the “Incumbent Directors”), and (c) to elect to the Board the six (6) nominees proposed by us (the “CAS Nominees” or “our Nominees”) at the special meeting of shareholders to be held on November 26, 2012.

Our Nominees have proven track records in turning around troubled businesses and creating value for shareholders. Our Nominees offer the industry experience and financial expertise necessary to navigate the challenges faced by ATRM and to enhance shareholder value at ATRM. We believe such a significant change in Board composition is warranted, given our Nominees’ exceptionally strong qualifications and the Incumbent Directors’ poor operating performance, disregard for shareholder value, lack of effective independence, excessive compensation, failed succession planning, and poor corporate governance as detailed in the Reasons for Solicitation section of this proxy statement. The Company fails to meet standards for board independence and corporate governance suggested by proxy advisory services such as Institutional Shareholders Services and Glass Lewis.  If elected, our Nominees will work hard and apply their extensive skills and experience to improve ATRM’s performance and enhance shareholder value.

The following is a brief chronology of events leading to this proxy solicitation, and the steps taken thus far by us to enhance shareholder value:

On July 11, 2012, before the formation of Concerned Aetrium Shareholders, Mr. Vetter met with Joseph Levesque, President, Chief Executive Officer and Chairman of the Board and Douglas Hemer, Chief Administrative Officer and member of the Board.  Messrs. Vetter, Levesque, and Hemer discussed Mr. Vetter’s concerns regarding ATRM’s performance.  On August 9, 2012, we formed a group known as the Concerned Aetrium Shareholders.  On August 14, 2012, we filed an initial Schedule 13D with the Securities and Exchange Commission, disclosing our accumulation of beneficial ownership of approximately 16.66% of ATRM’s outstanding shares and our intentions regarding ATRM.  We subsequently amended our filing on Schedule 13D four (4) times, on August 30, September 20, October 2 and October 9, respectively, to disclose further accumulation of shares of the Company’s common stock, and to disclose additional communication between the Company and CAS.

On August 21, 2012 Messrs. Eberwein, Vetter, and Coleman had a meeting by telephone with Messrs. Levesque, Hemer, and Mr. Paul Askegaard, Treasurer of the Company.  In this teleconference, we discussed our intention to seek to join ATRM’s Board of Directors, study the business, and take other, then yet to be determined, actions to maximize shareholder value.  Messrs. Eberwein, Vetter and Coleman additionally expressed their desire to meet with each member of ATRM’s Board individually.  By subsequent email exchanges which took place on August 24, 2012 and August 28, 2012 between Messrs. Eberwein and Hemer, the parties failed to reach an agreement on a structure for certain members of CAS to join the Board.  In addition, Mr. Levesque refused to allow any Incumbent Board member to speak to CAS individually or without his presence.

In response to the failure to reach an agreement for certain of us to join ATRM’s Board, on August 28, 2012, CAS, through Mr. Eberwein, requested that a special meeting of the shareholders be held on October 26, 2012 at 11:00 a.m. Eastern Standard Time at The Saint Paul Hotel, 350 Market Street, St. Paul, Minnesota 55102, as permitted under Article II, Section 4 of the Company’s Bylaws, to remove the existing members of the Company’s Board and to elect Messrs. Eberwein, Singh, Coleman, Vetter, Knapp, and Gillman to ATRM’s Board.

On September 10, 2012, Messrs. Eberwein, Coleman, and Vetter met with the executive officers and Board members of ATRM.  At this meeting, we discussed ATRM’s current state of business and our intention to seek to join ATRM’s Board.  At the commencement of this meeting, Messrs. Eberwein, Coleman, and Vetter entered into non-disclosure agreements with the Company, preventing Messrs. Eberwein, Coleman, and Vetter from disclosing to others any material non-public information about the Company provided to them at such meeting.  Subsequent to this meeting, Messrs. Eberwein, Singh, Coleman, Vetter, Knapp, and Gillman agreed to and did provide additional information to the current Board regarding their qualifications.  At no time did Messrs. Eberwein, Coleman, or Vetter provide material non-public information to any member of CAS, including Archer Advisors, LLC (“Archer Advisors”), who wished to remain unrestricted in their ability to purchase or sell ATRM stock.

By letter to ATRM’s counsel of September 12, 2012, we reiterated our request that the Company call a special meeting of shareholders.  After Messrs. Eberwein, Singh, Coleman, Vetter, Knapp, and Gillman provided the Company with the additional information on director qualifications requested by the Company, by telephone call of September 21, 2012 between Messrs. Levesque, Hemer, and Eberwein, ATRM offered CAS one Board seat. In addition, ATRM suggested that the CAS director nominee be nominated for re-election at the next annual meeting of shareholders, and that CAS enter into a standstill agreement to refrain from seeking any special shareholder meeting until 2014. We declined this offer by email to the Company of September 25, 2012 and countered with a proposal to reconstitute the Company’s Board by creating a board half of which would be current members of the board and half of which would be members of Concerned Aetrium Shareholders. The Company rejected this proposal by email to Mr. Eberwein dated September 26, 2012 and by press release also dated September 26, 2012, and, as previously requested by CAS, called a special meeting of shareholders to be held on November 26, 2012.

By press release dated September 27, 2012, CAS welcomed the Company’s call of the special meeting and reiterated its proposal to create a board half of which would be current members and half of which would be members of CAS, or, as a second preference, to replace all incumbent members of ATRM’s Board with CAS nominees.  In our September 27, 2012 press release, we additionally called on the Company’s Board to (a) refrain from taking any action that negatively impacts the Company’s corporate governance or is otherwise adverse to shareholders’ interests, including, without limitation, implementing or changing the Company’s poison pill, altering the structure of the Board, delaying the special meeting of shareholders, or adopting other anti-takeover or defensive measures and (b) not make any asset sales or acquisitions or take any other significant corporate actions until after the special meeting.

By letter of September 28, 2012, CAS, without prejudice to the initial special meeting request, demanded the right to inspect ATRM’s books and records and that ATRM provide CAS with a complete listing of its shareholders pursuant to Article II, Section 4 of Bylaws and 302A.461 Subd. 4(c) of the Minnesota Business Corporation Act and other applicable law.  The letter indicated that CAS intended to, in the future, solicit proxies in favor of electing our Nominees to the Company’s Board of Directors at the Special Meeting.  By letter and email of October 9, 2012 to Mr. Eberwein, the Company provided a portion of such requested documents to CAS.  By letter of October 17, 2012, CAS reiterated its request that the Company provide additional materials to CAS.

By phone call of October 8, 2012 between Mr. Hemer and Mr. Eberwein, ATRM reiterated its offer to CAS of one seat on the ATRM’s Board.  Mr. Eberwein declined such offer on behalf of CAS.  By phone call of October

12, 2012 between Messrs. Hemer and Eberwein, Mr. Hemer advised Mr. Eberwein that ATRM would file its own proxy statement on October 12, 2012.

By letter of October 12, 2012 to Archer Advisors, ATRM advised Archer Advisors that certain of its trades resulted in $1,759.30 of short swing profit under Section 16(b) of the Securities Exchange Act of 1934.  By check dated October 15, 2012, Archer paid the $1,759.30 amount to the Company.

By letter to ATRM’s counsel of October 15, 2012, counsel to CAS expressed disagreement with the Company’s position, made clear in its proxy statement filed on October 12, 2012, that a vote by the holders of a majority of shares entitled to vote at the special meeting to remove the Incumbent Directors is a prerequisite to a vote to elect the Nominees.  In such letter, CAS expressed its position, based on a plain reading of the Company’s Bylaws, that directors serve only until his or her successor is duly elected and qualified; thus, in the event a special meeting is held to elect directors, the incumbent directors’ term necessarily ends, and that director is removed, upon the election of a successor director.

By letter to CAS’ counsel dated October 16, 2012, ATRM’s counsel expressed disagreement with CAS’ position and reiterated the Company’s belief that a vote by the holders of a majority of shares entitled to vote at the special meeting to remove the Incumbent Directors is a prerequisite to a vote to elect the Nominees.  CAS, through counsel, invited ATRM to solicit proxies in favor of the Incumbent Directors.

By letter to ATRM’s counsel of October 17, 2012, counsel to CAS again expressed disagreement with the Company’s interpretation and indicated Mr. Eberwein, as Trustee of the Jeffrey E. Eberwein Revocable Trust, a holder of more than 3% of the Company’s shares of common stock, would, in accordance with Minnesota law, submit a proposal to amend the Company’s Bylaws to allow directors to be removed upon the vote of a majority of a quorum of shareholders.  In accordance with Minnesota law, such a shareholder proposal must be included at the next regular or special meeting of shareholders.

By letter to CAS’ counsel dated October 22, 2012, ATRM’s counsel again reiterated their position that a vote by the holders of a majority of shares entitled to vote at the special meeting to remove the Incumbent Directors is a prerequisite to a vote to elect the Nominees.

By letter of October 23, 2012, Mr. Eberwein, as Trustee of the Jeffrey E. Eberwein Revocable Trust, a greater than 3% holder of the Company’s common stock, and on behalf CAS submitted to the Company Proposal No. 1, an amendment to the Company’s Bylaws to provide that any director may be removed at any time, with or without cause, by a majority of the voting power of the shares represented and voting at any regular or special meeting of the shareholders.  Pursuant to Sections 302A.181 and 302A.437 of the MCBA such proposal must be submitted to the shareholders at the Special Meeting.

At no time before the formation of CAS on August 9, 2012 did any of the members of CAS act together for the purpose of acquiring, holding, or disposing of the Company’s securities.

REASONS FOR THE SOLICITATION

We offered the Incumbent Directors an opportunity to join forces with us by adding our Nominees to the Board in a 50/50 split between the Incumbent Directors and CAS Members.  ATRM’s Incumbent Directors rejected this offer.  We have reluctantly concluded that a complete change in ATRM’s Board composition is necessary given the Incumbent Directors’ poor operating performance, disregard for shareholder value, lack of effective independence, excessive compensation, failed succession planning, and poor corporate governance.

ATRM’s current Management and Board have massively destroyed shareholder value:

Over the last five years:

•	ATRM’s share price is down 85%,

•	ATRM’s revenue has declined by over 70%,

•	ATRM has incurred operating losses totaling $18 million, and

•	ATRM’s cash reserves have declined from $12.1 million to $4.3 million.

ATRM’s Management and Board have repeatedly put their own interests above those of employees and shareholders:

•
ATRM’s top four (4) named executives received a total of $2.15 million in compensation in 2010 and 2011 collectively.  Unfortunately, over these same two years, ATRM incurred losses of almost $7 million, and it laid off approximately 50% of its employees.

•
In October 2006, Messrs. Hemer, Levesque, and Askegaard all sold shares of ATRM’s common stock at prices between $5.58 and $6.00 per share, just days before ATRM reported very disappointing revenue -- a report which caused ATRM’s share price to plunge by over 30%.  The Company contended such sales were made within the Safe Harbor of Rule 10b5-1; however, ATRM failed to publically announce the adoption of a Rule 10b5-1 plan before such sales.

•
Interestingly, ATRM Management and Board have not used a 10b5-1 plan to buy stock after its massive decline.  Representatives of CAS have repeatedly asked ATRM Management and the Board why they have not been buying stock given how much it has fallen, and their response has been “the window to buy stock has not been open.”  The whole purpose of establishing a 10b5-1 plan, however, is for insiders to buy or sell Company stock even when the window is not open. As demonstrated by the insider selling in October 2006, ATRM’s incumbent Board and Management have obviously shown familiarity with 10b5-1 plans and could have established such a plan to buy stock in recent years, had they chosen to. The CAS Nominees already own twice as much stock as the Incumbent Directors and, if elected, CAS’s Nominees expect to buy more stock over time.  Two of the CAS Nominees regularly buy stock as insiders of Digirad Corporation (NASDAQ: DRAD) via a 10b5-1 plan.

ATRM’s Board Failed in its Succession Planning:

•	One of the primary duties of any Board of Directors is succession planning.

•
For many years, ATRM’s Board groomed John J. Pollock to succeed Mr. Levesque as Chief Executive Officer of ATRM.  Mr. Pollock joined ATRM in 1996.  Since that time, he was steadily promoted, becoming President of ATRM in October 2009, Chief Operating Officer in August 2010, and finally CEO on January 1, 2011.  In its 2011 Proxy Statement, ATRM said of Pollock:  “Mr. Pollock has proven to be an astute, knowledgeable and effective executive manager during his years of service with the company, and his range of experiences and expertise make him particularly well suited to assume the responsibilities of president and chief executive officer of the company.”

•
On November 29, 2011, after only 11 months, ATRM announced that Mr. Levesque resumed being CEO replacing Mr. Pollock. No public explanation was given. Either ATRM’s Board made a poor choice of successor to Mr. Levesque or Mr. Levesque so controls the Board that he was able to return as CEO when he so desired.  Either way ATRM’s board is responsible for selecting the CEO and it needs to be held accountable for its choices and ATRM’s results.

•
Also on November 29, 2011, ATRM announced that Mr. Levesque would only serve until the Company found a permanent replacement.  Now, almost a year later, ATRM still has not found a permanent CEO. It appears to CAS that the Incumbent Directors have been unwilling or unable to find a successor to Mr. Levesque as CEO.  Either way, it again demonstrates a significant failure by the Incumbent Directors.

•	The Board’s unsuccessful succession planning is yet another example illustrating that ATRM’s Incumbent Directors have clearly failed, and it is time for change.

ATRM’s Board has demonstrated poor corporate governance:

•	ATRM’s Chairman of the Board is not independent; rather Mr. Levesque is simultaneously serving as President, Chief Executive Officer, and Chairman of the Board.

•
ATRM has an entrenched Board and it lacks independence from Management.  Specifically, three (3) directors, Messrs. Levesque, Hemer, and Boehm, have all served on ATRM's Board for approximately twenty-six (26) years, since 1986, and have also served in various management roles over that time.  With such entrenched members, there is very little room for innovation or a fresh perspective on ATRM’s business.  Although nominally independent, ATRM’s other three (3) directors have been unable or unwilling to effectuate change at ATRM for the benefit of shareholders.

•
There has been little turnover of key executive management.  Mr. Levesque (President, Chief Executive Officer and Chairman) and Mr. Hemer (Chief Administrative Officer) have been executives of the company since 1986. Mr. Boehm was the company's CFO from 1986 to 2000.

•
The Company’s audit and compensation committees lack true independence. Mr. Boehm, the former CFO of the Company, chairs the audit committee.  Mr. Glarner chairs the compensation committee, and he has been on the Board since 1990.  A truly independent audit committee should not be chaired by a former CFO of the Company and a truly independent compensation committee would not reward the top four executives with high compensation levels in the midst of massive operating losses and employee layoffs.

•
ATRM’s Chief Executive Officer (Mr. Levesque) and Chief Administrative Officer (Mr. Hemer) both serve on ATRM’s Board, thus resulting in significant overlap between key members of management and the Board.  Such overlap reduces beneficial and systematic checks and balances in the Company and is not conducive to ensuring Board focus on shareholder interests.

•	If elected, our Nominees will propose measures to substantially improve ATRM’s corporate governance including:

o	Reduced executive-level compensation;

o	Increased Board independence; and

o	Strict adherence to NASDAQ compliance rules.

ATRM’s Current Management has demonstrated a poor strategy for growth and value creation:

•
Revenue has declined by approximately 70% over the last five years and ATRM has incurred $18 million in operating loses.  We believe ATRM has lost significant market share given that its revenues have declined by more than its peer group.  Despite high corporate overhead and high compensation levels, ATRM has been unable to curb this decline.

•
ATRM has a poor strategy and lacks scale.  ATRM’s current plan is to wait for “market conditions” to improve, which it projects will happen sometime in the second half of 2013.  CAS believes the incumbents lack a sense of urgency to improve shareholder value and we believe the Incumbent Directors can’t maximize shareholder value with this strategy. Further, failing to take action prior to the second half of 2013 will further erode ATRM’s market position and available cash.

•	ATRM needs to aggressively diversify its customer base; as a case in point, ATRM’s top four (4) customers accounted for approximately 63% of net sales for fiscal year 2011.

•
On April 23, 2012, the Company announced that one of its largest handler customers in past years, Maxim Integrated Products, selected a different supplier for its eight (8) site gravity feed test handler requirements.  This customer loss is a huge blow to ATRM.

•	The Company has managed its inventory poorly. For example, as of June 30, 2012, ATRM had inventory of $7.1 million, an unnecessarily high figure and a poor use of cash given its level of revenues.

o	ATRM recorded $1.1 million worth of excess and obsolete inventory in fiscal year 2011, about 12.6% of net sales.

o	ATRM’s June 2012 inventory is 3.5 times the six (6) months fiscal year 2012 costs of goods sold.

o	ATRM’s number of days’ inventory outstanding is an incredible 623 days.

Shareholder discontent is significant:

•	At the 2012 annual meeting of shareholders, 61% of votes were broker non-votes, which shows significant shareholder apathy.

•
More importantly, the two (2) directors who are also members of management received 58% withheld vote.  In other words, fewer than 15% of all shares outstanding voted in favor of CEO Levesque and CAO Hemer.  The other four (4) directors who stood for election received 34 to 36% withheld vote.  Such a high percent of withheld votes clearly demonstrates shareholders’ strong discontent with the current incumbent management and Board.

ATRM has a history of non-compliance with NASDAQ rules:

•
On December 24, 2008, ATRM notified the Nasdaq Stock Market (“Nasdaq”) that it was in not in compliance with Nasdaq Rule 4350(c)(1) and Rule 4350(d)(2)(A), as a result of the resignation of Mr. Andrew J. Greenshields, ATRM’s independent director and that, due to this resignation, the Board no longer had a majority of independent directors and its audit committee consists of only two (2) members rather than the three (3) members required pursuant to Nasdaq Rule 5065(c)(2).

•
ATRM’s audit committee is currently chaired by Mr. Boehm, who was the Chief Financial Officer of ATRM from 1986 to 2000.  He has served as a director continuously since 1986.  Although technically satisfying the Nasdaq requirements for independent director status, Mr. Boehm has clearly been a consummate part of ATRM’s management for a considerable length of time, hence compromising the audit committee’s independence.  Further, given Mr. Boehm 26 year tenure on the Board, he would not be considered independent by the standards of the proxy advisory service Glass Lewis.

•
Mr. Glarner, who has been an ATRM director since 1990, is a current member of the audit committee and is the chairman of the compensation committee.  Given Mr. Glarner’s 22 year tenure on the Board, he would also not be considered independent by the standards of the proxy advisory service Glass Lewis.

•
On December 15, 2011, Nasdaq notified ATRM that it failed to maintain a minimum bid price of $1.00 over the previous 30 consecutive business days as required pursuant to Nasdaq Rules, a failure placing ATRM in danger of a Nasdaq delisting.  Despite regaining compliance on September 13, 2012, based on 10 consecutive business days in which the closing bid price of ATRM’s common stock was $1.00 per share or greater, every day since September 17, 2012 ATRM’s stock closed below the required $1.00 minimum share price, thus ATRM remains in danger of a Nasdaq delisting.

Our Six Nominees have the experience, qualifications, share ownership, and commitment necessary to fully explore available opportunities to unlock ATRM’s inherent value:

Our Nominees have valuable and relevant industry, business, and financial experience that we believe will allow them to make informed, decisive decisions to explore and identify opportunities to maximize shareholder value. The technology/telecom executives who are part of CAS, have, combined, more than 70 years relevant experience.  Others seasoned members of CAS will bring significant operational, legal, financial, and management expertise to ATRM.  Our Nominees and advisors have worked with Fortune 500 technology/telecom companies and venture capital funded start-ups.  Moreover, they have navigated complex turnaround situations and successfully managed high-growth companies.  They understand operations, marketing, research and development and sales and have extensive international business development expertise.

The Company has suggested that members of CAS lack experience in the semiconductor industry. This is patently incorrect.  Members of CAS have significant experience in the semiconductor and semiconductor capital equipment industries.  More importantly, our team consists of proven value creators and turnaround specialists who will bring a wealth of experience to ATRM.

Two (2) members of CAS (Messrs. Singh and Gillman) created tremendous value for shareholders by turning around MRV Communications, Inc. (“MRVC”). MRVC competed in the networking and communication devices industry.  The MRVC business unit Source Photonics was sold to Francisco Partners, a leading global technology-focused private equity fund. The transaction was valued at approximately $146 million, including $113 million in cash, $33 million in assumed debt and certain deductions. Source Photonics designed, manufactured, and sold globally a broad portfolio of optical communication products, including passive optical network or PON, subsystems, optical transceivers used in the enterprise, access, and metropolitan segments of the market, as well as other optical components, modules and subsystems. Mr. Gillman led the proxy contest at MRVC, and Mr. Singh served as the Chief Executive Officer developing and implementing the turnaround plan. As part of this plan, MRVC sold assets and returned cash to shareholders in two (2) special dividends, totaling $0.78 per share. MRVC’s stock price was $0.41 when the turnaround began and shareholders have experienced a 220% return since that time, including the $0.78 in special dividends.

Moreover, and more importantly, the members of CAS are proven shareholder value creators.  An example of value creation by members of CAS occurred at MAG Silver Corp. Three (3) members of CAS (Messrs. Eberwein, Gillman, and Knapp) created Mining Investors for Shareholder Value (“MISV”) for the purpose of improving shareholder value at MAG Silver Corp.  MISV was successful in adding two (2) extremely well-regarded former mining Chief Executive Officers to MAG Silver Corp’s board of directors. From MISV’s Schedule 13D filing on June 26, 2012 until MAG Silver enhanced its board on September 5, 2012, MAG Silver’s stock price rose more than 30%.

Jeff Eberwein:
Jeffrey E. Eberwein has 20 years of Wall Street experience including 16 years in investment management and 4 years in investment banking.  Mr. Eberwein was a Portfolio Manager for 11 years, most recently at Soros Fund Management and prior to that at Viking Global Investors and Cumberland Associates.  He has extensive experience analyzing and investing in many different industries including the technology sector. Mr. Eberwein is currently a private investor.  Mr. Eberwein serves on the Board of Digirad Corporation, a medical imaging company where he chairs the Strategic Advisory Committee and also serves as a member of the Compensation and Governance Committees.  Mr. Eberwein also serves on the Board of Goldfield Corporation, an electrical construction company, where he is a member of the Audit Committee.  Mr. Eberwein has made significant purchases of both stocks.  Mr. Eberwein serves on the Board of Hope for New York, a 501(c)3 organization dedicated to serving the poor in New York City where he is on the Executive Committee and serves as the organization’s Treasurer.  Mr. Eberwein earned an MBA from The Wharton School, University of Pennsylvania and a BBA with High Honors from The University of Texas at Austin.

Dilip Singh:
Dilip Singh has almost 40 years of relevant experience in operations, executive management, and board positions with global Fortune 500 telecom carriers, software companies, and entrepreneurial start-ups. Mr. Singh has extensive experience in public and private company turnarounds, global mergers and acquisitions, and international business development.  In addition to the value created by Mr. Singh at MRVC, he also created tremendous value for shareholders of PLX Technology, Inc. by running a proxy contest against the incumbent board which resulted in a doubling of the stock price and the sale of the company to Integrated Device Technology, Inc.  Mr. Singh is currently Chief Executive Officer, President and a Director of InfuSystem Holdings Inc., and also a Director of Concurrent Computer Corporation.

Rick Coleman:
Richard K. Coleman, Jr. has over 30 years of executive management experience in technology companies in roles such as advanced technology research and development, software development, customer service, sales and marketing, product management, business development, and human resources.  His extensive change management experience includes early stage start-ups, acquisitions, mergers, and re-engineering or consolidation in multinational Fortune 500 companies. Among his successes was his leadership of MetroNet Communications Corp. which delivered a 900% return to investors during his tenure.  Mr. Coleman’s current company, Rocky Mountain Venture Services, provides operating expertise to numerous public and private clients of all sizes. He has served on the boards of various public, private, and non-profit companies and has taught extensively in the areas of leadership and ethics.

Galen Vetter:
Mr. Vetter, CPA (inactive) is currently a private investor and professional corporate director. In his career, Mr. Vetter served as President of Rust Consulting, Inc. (2008-2012), as Global Chief Financial Officer of Franklin Templeton Investment Funds (2004-2008) and as an Executive Partner in various roles at RSM McGladrey, Inc.

(formerly McGladrey Pullen, LLC). Since March 2009, Mr. Vetter has served as a member on the Advisory Board of Director of Land O’Lakes and, since 2010, has served as a director of ProfitSee.

Mr. Vetter is a licensed Certified Public Accountant (inactive). Mr. Vetter received his Bachelor of Science degree from the University of Northern Iowa.

John Knapp:
Mr. Knapp has been the President and principal shareholder of Andover Group, Inc. since 1978.  In October 2005, Mr. Knapp became CEO of ICO, Inc (NASDAQ: ICOC) and served in that capacity, as well as a Director, until April 2010, when ICO was acquired by A. Schulman, Inc. (NASDAQ: SHLM) for a significant premium. During Mr. Knapp's tenure as CEO of ICO, the firm grew annual revenues from $250 million to over $400 million and the stock price rose from approximately $2.50 per share to over $8 per share. Mr. Knapp was also on the board of a technology company, VSI enterprises (NASDAQ: VSIN), in the 1990s and during his tenure as a board member the stock price rose from $0.56 per share to over $5 per share.

Mr. Knapp is a Chartered Financial Analyst and serves as a partner of CCM Opportunistic Partners, an investment fund that invests with emerging managers.  Mr. Knapp has served as a trustee of Annunciation Orthodox School in Houston, and is currently a trustee of the Armand Bayou Nature Center. Mr. Knapp is an honors graduate of Williams College (1973).

Chuck Gillman:
Charles M. Gillman currently provides portfolio management services for Nadel and Gussman, LLC, a management company that employs personnel for business entities related to family members of Herbert Gussman, in Tulsa, Oklahoma.  In 2002, Mr. Gillman founded Value Fund Advisors, LLC (“VFA”) as investment advisor to various Gussman family related assets, including Boston Avenue Capital LLC.  VFA discontinued its role as investment advisor to these assets in December 2008.  Mr. Gillman currently serves as a Portfolio Manager of Boston and certain other Gussman family assets. Mr. Gillman serves on the board of directors of MRV Communications Inc., a telecom services company; Littlefield Corporation, a charitable gaming company;  CompuMed Inc., a development stage telemedicine company; InfuSystem Holdings, Inc., a national provider of infusion pumps and related services; and Digirad Corporation, a diagnostic imaging company. Mr. Gillman’s proxy battle against the incumbent board of Osteotech resulted in a doubling of the stock price and the sale of the company to Medtronic.  Mr. Gillman also led the proxy battle and turnaround plan at MRVC.

Mr. Gillman received a bachelor of science, summa cum laude, from the Wharton School of the University of Pennsylvania and serves on the board of directors of the Penn Club of New York.

PROPOSAL NO. 1

AMENDMENT OF THE COMPANY’S BYLAWS

Article III, Section 3 of the Company’s Bylaws currently provides that any director may be removed at any time, with or without cause, by the affirmative vote of the holders of a majority of share entitled to elect such director.

CAS strongly believes it is desirable for the Company’s Bylaws to be amended to permit the removal of a director upon the vote of a majority of the voting power of the shares represented and voting at any regular or special meeting of the shareholders. Such an amendment would allow a simple majority of those shares voting at any regular or special meeting the ability to remove directors who shareholders do not believe are acting in their best interest.

We are therefore asking the Company’s shareholders vote “FOR” the following resolution to amend the Company’s Bylaws:

RESOLVED, that the last sentence of Article III, Section 3 of the Company’s Bylaws be amended by deleting it in its entirety and replacing it with the following:

“Except as otherwise provided in the Articles of Incorporation, any director may be removed at any time, with or without cause, by a majority of the voting power of the shares represented and voting at any regular or special meeting of the shareholders.”

Pursuant to Minnesota law, in order for this amendment to be approved, it must receive the affirmative vote of the greater of (a) a majority of the voting power of the shares present and entitled to vote on this Proposal No. 1 or (b) a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum for the transaction of business at the Special Meeting.

WE STRONGLY RECOMMEND THAT YOU VOTE TO “FOR”
THE PROPOSED AMENDMENT TO THE COMPANY’S BYLAWS.

PROPOSAL NO. 2

REMOVAL OF THE SIX INCUMBENT DIRECTORS FROM THE EXISTING BOARD

Article III, Section 3 of the Company’s Bylaws, as amended pursuant to Proposal No. 1 above, authorizes the removal of directors by shareholders.

If Proposal No. 1 is approved, a director may be removed from the Board by the affirmative vote of a majority of the voting power of the shares represented and voting at the Special Meeting.

You may vote to remove the six Incumbent Directors or any director(s) you choose. We strongly urge you to vote to “REMOVE” the six Incumbent Directors for the reasons set forth in this Proxy Statement.

We have included the names, principal occupations, ages and tenure on the Board of the six Incumbent Directors as disclosed by the Company in its proxy statement filed on Schedule 14A with the Commission on April 9, 2012. We have not updated or altered the information, other than the manner of presentation of such information, that was obtained from the Company’s definitive proxy statement referenced above.

Directors	Age	Principal Occupation	Director Since
Joseph C. Levesque	67	Chairman of the Board of Aetrium Incorporated	1986
Darnell L. Boehm	63	Principal of Darnell L. Boehm & Associates	1986
Terrence W. Glarner	68	President of West Concord Ventures, Inc.	1990
Daniel A. Carr	51	President of The Collaborative	2009
Charles B. Westling	53	Chief Executive Officer of Computype, Inc.	2010
Douglas L. Hemer	65	Chief Administrative Officer and Secretary of Aetrium Incorporated	1986

WE STRONGLY RECOMMEND THAT YOU VOTE TO “REMOVE”
THE SIX INCUMBENT DIRECTORS FROM THE EXISTING BOARD.

PROPOSAL NO. 3

ELECTION OF THE NOMINEES TO THE BOARD

According to the proxy statement filed on Schedule 14A with the Securities and Exchange Commission on October 12, 2012, ATRM’s Board is currently comprised of six (6) directors.  Pursuant to Article III, Section 2 of the Company’s Bylaws, directors shall be elected at each regular meeting of the Company’s shareholders, or at any special meeting called for that purpose, and each director shall serve until the next regular meeting or until his or her successor shall have been duly elected and qualified.

Our Nominees will hold office until the expiration of their respective terms or until their successors have been elected and qualified.

Our six (6) highly qualified Nominees are committed to acting in the best interest of ATRM’s shareholders and will pursue their efforts diligently and promptly.

Background on the Nominees

The following information sets forth the name, age, business address, present principal occupation, and employment and material occupations, positions, offices, or employments for at least the past five years of each of the Nominees, as well as discussing the specific experience, qualifications, attributes or skills that led us to the conclusion that the person should serve as a director. Each of our Nominees has consented to serve as a director of the Company and be named in this Proxy Statement as a Nominee.  None of the entities referenced below is a parent or subsidiary of the Company.

Name	Age	Present Principal Occupation and Five Year Employment History

Jeffrey E. Eberwein Address: 4 Lockwood Avenue, Old Greenwich, Connecticut 06870	42
Mr. Eberwein is currently a private investor.  From January 2009 until December 2011, Mr. Eberwein was a Portfolio Manager at Soros Fund Management and an investor in the technology sector.  Prior to his employment at Soros, from April 2005 until September 2008, Mr. Eberwein was a Portfolio Manager at Viking Global Investors.  Before joining Viking, Mr. Eberwein was a portfolio manager at Cumberland Associates.

Mr. Eberwein currently serves on the board of directors of Goldfield Corporation where he is a member of the Audit Committee and also on the board of directors Digirad Corporation, where he chairs the Strategic Advisory Committee and also serves as a member of the Compensation and Governance Committees.  Mr. Eberwein also serves on the board of directors of Hope for New York, a 501(c)(3) organization dedicated to serving the poor in New York.  Mr. Eberwein earned an MBA from the Wharton School at the University of Pennsylvania and a BBA, with high honors, from the University of Texas at Austin.

Mr. Eberwein brings to the Board valuable public company and financial expertise, gained from both his employment history and directorships.

Dilip Singh Address: 333 New 21st Avenue, Unit 1110, Deerfield Beach, Florida 33441	64
Mr. Singh is the interim Chief Executive Officer, President and a director of InfuSystem Holdings Inc., a NYSE Amex listed healthcare services company which is a leading provider of infusion pumps and related services to hospitals, oncology practices and other alternate site healthcare providers, a position he has held since April 2012.  Since July 2012, Mr. Singh has served as a director of Concurrent Computer Corporation. Prior to joining InfuSystem Holdings, Mr. Singh served as the Chief Executive Officer and a director of MRV Communications from July 2010 to December 2011. Before joining MRV, Mr. Singh was Chief Executive Officer of Telia-Sonera Spice Nepal, a large Asian mobile operator, from December 2008 to May 2009, where he was responsible for turning a new acquisition to sustained growth and profitability.  From 2004 to 2008, Mr. Singh was President and Chief Executive Officer of Telenity, Inc., a convergence applications, service delivery platform and value added services telecom Software Company. Mr. Singh was President of NewNet, a telecom infrastructure software startup, which was acquired by ADC Telecommunications Inc., from 1994 to 1998. He remained an executive consultant to ADC through 2000, and returned in 2003 to 2004 as the president of ADC's software systems division. In the interim 2001 to 2003 periods, he was Executive Chairman of IntelliNet and an entrepreneur in residence with MC Venture Partners and in such capacity acted as an executive consultant and board advisor of several companies.  Mr. Singh earned a Master’s degree of technology from the Indian University of Technology and a Master’s of Science from the University of Jodhpur.

Mr. Singh brings to the Board almost 40 years of operational executive management experience with global Fortune 500 telecom carriers, entrepreneurial start-ups and early stage telecom software companies, network equipment providers and a venture capital firm.  The Board would benefit from Mr. Singh’s vast executive experience in a variety of roles and in companies of all sizes.

Richard K. Coleman, Jr. Address: 43 Glenmoor Drive, Cherry Hills Village, Colorado 80113	56
Mr. Coleman, a graduate of the USAF Academy and the USAF Communications Systems Officer School, also holds an MBA from Golden Gate University.  His deep operational experience includes Chief Operating Officer and Chief Executive Officer positions in high growth companies in extremely competitive markets. In 1998 Mr. Coleman launched Rocky Mountain Venture Services to focus his investment and consulting activities on the unique needs of new or troubled technology companies.  Mr. Coleman has served as President of Rocky Mountain Venture Services since its launch in 1998.  In addition, Mr. Coleman has served in executive and board positions for numerous public and private companies.

Mr. Coleman has extensive experience evaluating market requirements, overseeing research and development programs, and turning around troubled companies. He brings to the Board over 30 years’ experience in leading technology companies and a deep understanding of the challenges facing the industry.

Galen G. Vetter Address: 500 East Grant Street #2100, Minneapolis, Minnesota 55041	61
Mr. Vetter, CPA (inactive) is currently a private investor and professional corporate director.  In his career Mr. Vetter served as President of Rust Consulting, Inc. (2008-2012), as Global Chief Financial Officer of Franklin Templeton Investment Funds (2004-2008) and as an Executive Partner in various roles at RSM McGladrey, Inc. (formerly McGladrey Pullen, LLC).

Since March 2009 Mr. Vetter has served as a member on the Advisory Board of Director of Land O’Lakes and, since 2010, has served as a director of ProfitSee.

Mr. Vetter is a licensed Certified Public Accountant (inactive). Mr. Vetter received his Bachelor of Science degree from the University of Northern Iowa.

Mr. Vetter brings to the Board diverse management experience including financial, analytical, information management, strategy and team development.  In addition to Mr. Vetter’s extensive financial experience, the Board would benefit from Mr. Vetter’s enterprise risk management and international business experience.

Alfred John Knapp, Jr. Address: 919 Milam Street, Suite 1900, Houston, Texas 77002	61
Mr. Knapp has served as President and principal shareholder of Andover Group, Inc., a Delaware corporation, whose principal business is investing in real estate and securities since 1978.  In October 2005 Mr. Knapp also became Chief Executive Officer of ICO, Inc. (NASDAQ: ICOQ) and served in that capacity, as well as a director, until April 2010, when ICO was acquired by A. Schulman, Inc. (NASDAQ: SHLM) for a significant premium.  During Mr. Knapp’s tenure as CEO of ICO, the firm grew annual revenues from $250 million to over $400 million and the stock price rose from approximately $2.50 per share to over $8.00 per share.

Mr. Knapp also serves on the board of a technology company, VSI enterprises (NASDAQ: VSIN), in the 1990s and during his tenure as a board member the stock price rose from $0.56 per share to over $5.00 per share.

Mr. Knapp is a Chartered Financial Analyst and serves as a partner of CCM Opportunistic Partners, an investment fund that invests with emerging managers.  Mr. Knapp has served as a trustee of Annunciation Orthodox School in Houston, and is currently a trustee of the Armand Bayou Nature Center.  Mr. Knapp is an honors graduate of Williams College.

Mr. Knapp brings to the Board a wealth of business experience and a deep understanding of the challenges of running a public company.

Charles M. Gillman Address: 15 East 15th Street, Suite 3200, Tulsa, Oklahoma 74103	42
Since 2001, Mr. Gillman has provided portfolio management services for Nadel and Gussman, LLC, a management company that employs personnel for business entities related to family members of Herbert Gussman, in Tulsa, Oklahoma.  In 2002, Mr. Gillman founded Value Fund Advisors, LLC (“VFA”) as investment advisor to various Gussman related assets, including Boston Avenue Capital LLC.  VFA discontinued its role as an investment advisor to these assets in December 2008.  Mr. Gillman currently serves as a Portfolio Manager of Boston and certain other Gussman family assets.  Mr. Gillman serves on the board of directors of MRV Communications Inc., a telecom services company; Littlefield Corporation, a charitable gaming company; CompuMed Inc., a development stage telemedicine company; InfuSystem Holdings, Inc., a national provider of infusion pumps and related services; and Digirad Corporation, a diagnostic imaging company.  Mr. Gillman received a bachelor of science, summa cum laude, from the Wharton School of the University of Pennsylvania and serves on the board of directors of the Penn Club of New York.

Mr. Gillman brings to the Board a dedicated expertise in the creation of shareholder value at companies in transition.

Other Information About our Nominees

The only arrangements or understandings between any of the Nominees and any other person or persons pursuant to which he was or is to be selected as a director or nominee is the consent of such Nominee to be included in the slate to be proposed at the special meeting being called herein, and to serve as a director of ATRM if elected as such.  On August 21, and August 23, 2012 Mr. Eberwein sold 50,000 shares of ATRM’s common stock to each of Mr. Coleman, Mr. Vetter, and the Andover Group in private transactions.  In the future, Mr. Eberwein may sell an additional 50,000 shares of ATRM’s common stock to GlobalTel Holdings LLC.  Except as set forth herein, there is no arrangement or understanding between any Nominee and any other person pursuant to which he was or is to be selected as a Nominee or director.  None of the Nominees or participants in the solicitation is a party adverse to ATRM or any of its subsidiaries or has a material interest adverse to ATRM or any of its subsidiaries in any material pending legal proceedings.  None of the Nominees currently holds any employment position or office with ATRM, nor are there any family relationships between any Nominees. None of the Nominees has been involved in legal proceedings as described in Item 401 of Regulation S-K during the past ten years.

We expect that all our Nominees will be able to stand for election, but in the event that any of our Nominees is unable to serve or, for good cause, does not serve, the shares represented by the enclosed GREEN proxy card will be voted for substitute nominee(s) to the extent this is not prohibited under the Bylaws of the Company and applicable law, including the Minnesota Business Corporation Act.  We reserve the right to nominate substitute persons if the Company makes or announces any changes to its Bylaws, or takes or announces any other action that has, or if consummated, would have, the effect of disqualifying any of our Nominees, to the extent this is not prohibited under the Bylaws and applicable law. In any such case, shares represented by the enclosed GREEN proxy card will be voted for such substitute nominee(s).  We reserve the right to nominate additional person(s) to the extent this is not prohibited under the Bylaws and applicable law, if the Company increases the size of the Board above its existing size.  Additional nominations made by us pursuant to the immediately preceding sentence are without prejudice to the position of Concerned Aetrium Shareholders that any attempt to increase the size of the Existing Board would constitute an unlawful manipulation of the Company’s corporate machinery.

In a case where we are permitted or required to substitute a nominee or nominate additional persons, we will file and deliver supplemental proxy materials, including a revised proxy card, disclosing the information relating to any substitute nominee that is required to be disclosed in solicitations for proxies for election of directors pursuant to Section 14 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Only in such case will the shares of Common Stock represented by the enclosed GREEN proxy card be voted for substitute or additional nominees. In addition, we reserve the right to challenge any action by ATRM that has, or if consummated would have, the effect of disqualifying our Nominees.

Other than as disclosed in this Proxy Statement, none of our Nominees are, or were within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of ATRM, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

Our Nominees understand that, if elected as directors of ATRM, each of them will have an obligation under Minnesota law to discharge his duties as a director in good faith, consistent with his fiduciary duties to ATRM and its shareholders.

There can be no assurance or guarantee that the actions our Nominees intend to take as described above will be implemented if they are elected or that the election of our Nominees will improve the Company’s business or otherwise enhance shareholder value.

Director Nominee Independence

Our Nominees are independent of ATRM in accordance with the Securities and Exchange Commission (the “SEC”) and the Nasdaq Stock Market rules on board independence.  Our Nominees are citizens of the United States of America. Our Nominees meet the definition of independence set out in Rule 5605(a)(2) of the Nasdaq Stock Market rules as:

1)	Our Nominees are not, and have not been at any time during the past three years, employed by ATRM.

2)
None of our Nominees or their Family Members (as such term is defined by Nasdaq Stock Market Rule 5605(a)(2)) have accepted any payments from ATRM in excess of $120,000 during any period of twelve (12) consecutive months within the past three (3) years.

3)	None of our Nominees or their Family Members are, or have been, at any time in the past three years, employed by ATRM as an executive officer.

4)
None of our Nominees or their Family Members are or have been a partner in, or a controlling shareholder or an executive officer of, any organization to which ATRM made, or from which ATRM received, payments for property or services in the current or any of the past three (3) fiscal years that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is greater.

5)
None of our Nominees or their Family Members are, or have been, employed as executive officers of any entity where at any time during the past three years any of the executive officers of ATRM have served on the compensation committee of such entity.

6)	None of our Nominees or their Family Members are, or have been, partners or employees of ATRM’s outside auditor who worked on ATRM’s audit at any time during the past three (3) years.

With respect to the eligibility of our Nominees to serve as members of the audit committee of the Board, Section 10A of the Exchange Act specifies that each member of the audit committee shall be a member of the Board and shall otherwise be independent.  In order to be considered independent for serving on the audit committee of the Board for purposes of Section 10A, the members of the audit committee may not, other than in their capacity as a member of the audit committee, the Board or any other committee of the Board, (i) accept any consulting, advisory or other compensatory fee from ATRM, or (ii) be an affiliated person of ATRM or any subsidiary thereof. Accordingly, for the reasons stated above, we believe that our Nominees, if they are elected to the Board and nominated to the audit committee, will satisfy the audit committee independence standards under Section 10A of the Exchange Act following their election to the Board.

WE STRONGLY RECOMMEND THAT YOU VOTE “FOR”
THE ELECTION OF OUR NOMINEES TO THE BOARD.

OTHER MATTERS

We are not aware of any other proposals to be brought before the Special Meeting.  However, we would bring before the Special Meeting such business as may be appropriate, including, without limitation, nominating additional persons for directorships, or making other proposals as may be appropriate to address any action of the Board not publicly disclosed prior to the date of this Proxy Statement.  Should other proposals be brought before the Special Meeting, the persons named as proxies in the enclosed GREEN proxy card will vote on such matters in their discretion.

SOLICITATION OF PROXIES

Voting and Proxy Procedures

Only shareholders of record on the Record Date will be entitled to notice of and to vote at the Special Meeting.  Each share of Common Stock is entitled to one vote. Shareholders who sell their shares of Common Stock before the Record Date (or acquire them without voting rights after the Record Date) may not vote such shares. Shareholders of record on the Record Date will retain their voting rights in connection with the Special Meeting even if they sell such shares after the Record Date. Based on publicly available information, we believe that the Common Stock is the only outstanding class of securities of ATRM entitled to vote at the Special Meeting.

Shares represented by properly executed GREEN proxy cards will be voted at the Special Meeting as marked and, in the absence of specific instructions, will be voted “FOR” the amendment to the Company’s Bylaws, to “REMOVE” the Incumbent Directors, and “FOR” the election of our Nominees to the Board and, except as discussed below, in the discretion of the persons named as proxies, on all other matters as may properly come before the Special Meeting, including any matters incidental to the conduct of the Special Meeting, which are not known within a reasonable time before the date of this Proxy Statement.

We are asking you to approve the amendment to the Bylaws, to remove the Incumbent Directors, and to elect our Nominees to the Board.  The participants in Concerned Aetrium Shareholders who hold shares of Common Stock intend to vote all of those shares to approve the amendment to the Bylaws, to remove the Incumbent Directors, and to elect all our Nominees.

Quorum; Discretionary Voting; Votes Required for Approval

In order to conduct any business at the Special Meeting, a quorum must be present. Under Article II, Section 8 of the Company’s Bylaws, a quorum is present if the shareholders holding a majority of the voting power of the shares entitled to be voted at the Special Meeting are present in person or by proxy. Under Article II, Section 8 of the Company’s Bylaws, if a quorum is present a majority of all the votes cast at the meeting is sufficient to approve any matter which properly comes before the meeting unless the vote of a greater proportion of all the votes cast or voting by classes is required by the Minnesota Business Corporation Act.

Pursuant to Section 302A.181 of the Minnesota Business Corporation Act (the “MCBA”) a company’s bylaws shall be amended by the vote of a greater of (a) a majority of the voting power of the shares present and entitled to vote on that item of business or (b) a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum for the transaction of business at the meeting.

If the Company’s Bylaws are amended pursuant to Proposal No. 1, an Incumbent Director will be removed from office upon the affirmative vote of a majority of the voting power of the shares represented and voting at the Special Meeting.  If the Proposal No. 1 is not approved and the Company’s Bylaws are not amended, an Incumbent Director may only be removed upon the affirmative vote of the holders of a majority of the Company’s shares outstanding and entitled to vote at the Special Meeting.

A nominee will be elected if the nominee receives a plurality of the votes cast by the shares entitled to vote in the election pursuant to Article III, Section 2 of the Bylaws and Section 302A.215 of the Minnesota Business Corporation Act, provided that a quorum is present.

A duly executed proxy will be voted “FOR” the amendment to the Company’s Bylaws, to “REMOVE” the Incumbent Directors, and “FOR” the election of all the Nominees, unless a vote for a Nominee is withheld or a proxy of a broker or other nominee is expressly not voted on this item (a “broker non-vote”). Under Minnesota law, broker non-votes will be counted for purposes of determining a quorum.  Broker non-votes will have no effect on the election of directors since only a plurality of the votes cast at a meeting is required to elect a director and broker non-votes are not considered part of the votes cast. Banks and brokers acting as nominees are not permitted to vote proxies for the election of directors without express voting instructions from the beneficial owner of the shares.  Therefore, we urge all beneficial owners to give voting instructions to their brokers on those voting items if their shares are held in “street name” (shares held in the name of a bank, broker, or nominee on a person’s behalf).

Revocation of Proxies

Shareholders of ATRM may revoke their proxies at any time prior to exercise by attending the Special Meeting and voting in person (although attendance at the Special Meeting will not in and of itself constitute revocation of a proxy), by delivering a written notice of revocation, or by delivering a subsequently dated proxy which is properly completed. A revocation may be delivered either to the Concerned Aetrium Shareholders in care of InvestorCom, Inc. at the address set forth on the back cover of this Proxy Statement or to the Company’s address at 2350 Helen Street, North St. Paul, Minnesota 55109 or any other address provided by ATRM. Although a revocation is effective if delivered to ATRM, we request that either the original or photostatic copies of all revocations be mailed to Concerned Aetrium Shareholders in care of InvestorCom, Inc. at the address set forth on the back cover of this Proxy Statement so that we will be aware of all revocations and can more accurately determine if and when proxies have been received from the shareholders of record on the Record Date. Additionally, InvestorCom, Inc. may use this information to contact shareholders who have revoked their proxies in order to solicit later dated proxies for the proposals described herein.

IF YOU WISH TO VOTE “FOR” THE AMENDMENT TO THE COMPANY’S BYLAWS, TO “REMOVE” THE INCUMBENT DIRECTORS, AND “FOR” OUR NOMINEES TO BE ELECTED TO THE BOARD AT THE TIME OF THE SPECIAL MEETING, AND TO GRANT TO THE PERSON NAMED IN THE PROXIES THE ABILITY TO VOTE IN THEIR DISCRETION ON ALL OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING, PLEASE SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED GREEN PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

Proxy Solicitation; Expenses

The solicitation of proxies pursuant to this Proxy Statement is being made by Concerned Aetrium Shareholders.  Executed proxies may be solicited in person, by mail, telephone, facsimile, or email. Solicitation may be made by us, including our Nominees, or our employees and their affiliates, none of whom will receive additional compensation for such solicitation. Proxies will be solicited from individuals, brokers, banks, bank nominees and other institutional holders. We have requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the shares of Common Stock they hold of record. We will reimburse these record holders for their reasonable out-of-pocket expenses.

Concerned Aetrium Shareholders have retained InvestorCom, Inc. to solicit proxies on its behalf in connection with the Special Meeting. InvestorCom, Inc. will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders, and will employ approximately 25 people in its efforts. We have agreed to reimburse InvestorCom, Inc. for its reasonable expenses and to pay to InvestorCom, Inc. a fee of up to $10,000. InvestorCom, Inc. will be indemnified against certain liabilities and expenses, including certain liabilities under the federal securities laws.

The entire expense of this proxy solicitation, including the reasonable expenses incurred by our Nominees in connection with this solicitation, is being borne by Mr. Eberwein. If any of our Nominees are elected to the Board, Mr. Eberwein will seek reimbursement of such expenses from ATRM and will not submit such reimbursement to a vote of shareholders. Additionally, costs related to the solicitation of proxies include expenditures for printing, postage, legal and related expenses and are expected not to exceed $[___], of which approximately $[___] has been expended to date.

ADDITIONAL INFORMATION

Certain Information Concerning the Participants in this Solicitation

Jeffrey E. Eberwein is a private investor with a principal business address at 4 Lockwood Avenue, Old Greenwich, Connecticut 06870.  As of the Record Date, Mr. Eberwein owns 605,887 shares of Common Stock (approximately 5.62%) in the Jeffery E. Eberwein Revocable Trust U/A 10-01-2010 (the “Eberwein Shares”). Mr. Eberwein, as trustee, has the sole power to vote and dispose of the Eberwein Shares. Mr. Eberwein may be deemed the beneficial owner of the shares of the Company’s common stock beneficially owned by the Archer Parties, Mr. Coleman, Mr. Vetter, and Andover Group by virtue of their filings on Form 13D and their “group” formation but Mr. Eberwein expressly disclaims such ownership.  Mr. Eberwein purchased a total of 675,000 shares of ATRM’s common stock from Archer Equity and Archer Focus in private transactions on August 9, 2012.  Mr. Eberwein subsequently sold 50,000 shares of ATRM’s common stock to each of Mr. Coleman, Mr. Vetter, and the Andover Group in private transactions on August 21, and August 23, 2012.

Archer Advisors, LLC (“Archer Advisors”), Archer Focus Fund, LLC (“Archer Focus”), and Archer Equity Fund, LLC (“Archer Equity) are companies whose primary business is investing in securities.  Each has a principal business address at 150 South Broadway, Wayzata, Minnesota 55391. Archer Advisors serves as the managing member for each of Archer Focus and Archer Equity. Steven Markusen is the managing member of Archer Advisors.  Mr. Markusen’s principal business address is 150 South Broadway, Wayzata, Minnesota 55391. As of the Record Date, Archer Focus directly owns 416,366 shares of Common Stock (approximately 3.86%) (the “Focus Shares”). As of the Record Date, Archer Equity directly owns 663,755 shares of Common Stock (approximately 6.16%) (the “Equity Shares”, and collectively with the Focus Shares the “Archer Shares”). Archer Advisors, as the managing member of each of Archer Focus and Archer Equity, is in possession of sole voting and investment power for the Archer Shares and may also be deemed to beneficially own the Archer Shares. As managing member of Archer Advisors, Mr. Markusen is in possession of sole voting and investment power for the Archer Shares, and may also be deemed to beneficially own the Archer Shares. Mr. Markusen does not own any shares of Common Stock directly and disclaims beneficial ownership of the Archer Shares. Archer Advisors does not own any shares of Common Stock directly and disclaims beneficial ownership of the Archer Shares.  Archer Focus disclaims beneficial ownership of the Equity Shares.  Archer Equity disclaims beneficial ownership of the Focus Shares.  Archer Focus, Archer Equity, Archer Advisors, and Mr. Markusen are collectively referred to as “Archer Parties”.  The Archer Parties may be deemed the beneficial owner of the shares of the Company’s common stock beneficially owned by Mr. Eberwein, Mr. Coleman, Mr. Vetter, and the Andover Group by virtue of their filings on Form 13D and their “group” formation but each of the Archer Parties expressly disclaims such ownership.  On August 9, 2012 Archer Focus and Archer Equity sold a total of 675,000 shares of ATRM’s common stock to Mr. Eberwein in private transactions.

GlobalTel Holdings LLC is a private investment company whose primary business is investing in securities and whose principal business address is 333 New 21st Avenue, Unit 1110, Deerfield Beach, Florida 33441. Dilip Singh is the manager of GlobalTel Holdings and his principal business address is 333 New 21st Avenue, Unit 1110, Deerfield Beach, Florida 33441. Neither GlobalTel nor Mr. Singh directly own any shares of Common Stock of the Company. GlobalTel and Mr. Singh may be deemed the beneficial owner of the shares of the Company’s common stock beneficially owned by Mr. Eberwein, Archer Parties, Mr. Coleman, Mr. Vetter, and Andover Group by virtue of their filings on Form 13D and their “group” formation but each expressly disclaims such ownership.

Richard K. Coleman, Jr. is a private investor whose principal business address is 43 Glenmoor Drive, Cherry Hills Village, Colorado 80113. Mr. Coleman directly owns 50,000 shares of Common Stock (the “Coleman Shares”).  Mr. Coleman has the sole power to vote and dispose of the Coleman Shares. Mr. Coleman may be deemed the beneficial owner of the shares of the Company’s common stock beneficially owned by Mr. Eberwein, Archer Parties, Mr. Vetter, and Andover Group by virtue of their filings on Form 13D and their “group” formation but expressly disclaims such ownership. On August 21, 2012 Mr. Coleman purchased 50,000 shares of ATRM’s common stock from Mr. Eberwein in a private transaction.

Galen Vetter is a private investor and professional corporate director, whose principal business address is 500 East Grant Street #2011, Minneapolis, Minnesota 55041. Mr. Vetter directly owns 84,402 shares of Common Stock (the “Vetter Shares”). Mr. Vetter owns the Vetter Shares in joint tenancy with his wife and has the sole power to vote and dispose of the Vetter Shares. Mr. Vetter may be deemed the beneficial owner of the shares of the Company’s common stock beneficially owned by Mr. Eberwein, Archer Parties, Mr. Coleman, and Andover Group by virtue of their filings on Form 13D and their “group” formation but expressly disclaims such ownership. On August 21, 2012 Mr. Vetter purchased 50,000 shares of ATRM’s common stock from Mr. Eberwein in a private transaction.

Andover Group, Inc. (the “Andover Group”) is a company whose primary business is real estate development and investment and whose principal business address is 919 Milam Street, Suite 1900, Houston, Texas 77002.  Alfred John Knapp, Jr. is the president and sole director of Andover Group.  Mr. Knapp’s principal business address is 919 Milam Street, Suite 1900, Houston, Texas 77002.  The Andover Group directly owns 50,000 shares of Common Stock (the “Andover Shares”). As president and sole director of the Andover Group, Mr. Knapp is in possession of sole voting and investment power for the Andover shares, and may also be deemed to beneficially own the Andover Shares. Mr. Knapp does not own any shares of ATRM’s Common Stock directly and disclaims beneficial ownership of the Andover Shares. The Andover Group and Mr. Knapp may be deemed the beneficial owner of the shares of the Company’s common stock beneficially owned by Mr. Eberwein, Archer Parties, Mr. Coleman, and Mr. Vetter by virtue of their filings on Form 13D and their “group” formation but each expressly disclaims such ownership.  On August 23, 2012 the Andover Group purchased 50,000 shares of ATRM’s common stock from Mr. Eberwein in a private transaction.

Boston Avenue Capital LLC (“Boston”) is a company whose principal business is investing in securities and whose principal business address is 15 East 15th Street, Suite 3200, Tulsa, Oklahoma 74103. Stephen J. Heyman is a manager of Boston.  Mr. Heyman’s principal occupation is independent oil and gas exploration and development and his principal business address is 15 East 15th Street, Suite 3200, Tulsa, Oklahoma 74103. James F. Adelson is a manager of Boston.  Mr. Adelson’s principal occupation is independent oil and gas exploration and development and his principal business address is 15 East 15th Street, Suite 3200, Tulsa, Oklahoma 74103. Charles M. Gillman provides portfolio management services to Nadel and Gussman, LLC, a management company that employs personnel for business entities related to family members of Herbert Gussman and whose principal business address is 15 East 15th Street, Suite 3200, Tulsa, Oklahoma 74103.  None of Boston or Messrs. Heyman, Adelson, or Gillman directly owns any shares of Common Stock of the Company. Boston and Messrs. Heyman, Adelson, and Gillman may be deemed the beneficial owner of the shares of the Company’s common stock beneficially owned by Mr. Eberwein, the Archer Parties, Mr. Coleman, Mr. Vetter, and the Andover Group by virtue of their filings on Form 13D and their “group” formation but each expressly disclaims such ownership.

For information regarding purchases and sales of securities of ATRM during the past two years by the participants, see Schedule I.

None of the participants is involved in any material pending legal proceedings with respect to the Company. Except for what is set forth in this Proxy Statement, there is no other arrangement or understanding between any participant, Nominee and any other person pursuant to which he was or is to be selected as a Nominee or director.

Concerned Aetrium Shareholders reserve the right to retain one or more financial advisors and proxy solicitors, who may be considered participants in a solicitation under Regulation 14A of the Exchange Act.

Other than as disclosed in this Proxy Statement, the participants in this solicitation have had no material discussions or other contact with the Company prior to the initiation of this proxy solicitation.

Except as set forth in this Proxy Statement (including the Schedules hereto), (i) during the past 10 years, no participant in this solicitation has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no participant in this solicitation directly or indirectly beneficially owns any securities of the Company; (iii) no participant in this solicitation owns any securities of the Company which are owned of record but not beneficially; (iv) no participant in this solicitation has purchased or sold any securities of the Company during the past two years; (v) no part of the purchase price or market value of the securities of the Company owned by any participant in this solicitation is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no participant in this solicitation is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any participant in this solicitation owns beneficially, directly or indirectly, any securities of the Company; (viii) no participant in this solicitation owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix) no participant in this solicitation or any of his or its associates was a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no participant in this solicitation or any of his or its associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; and (xi) no participant in this solicitation has a substantial interest, direct or indirect, by securities holdings or otherwise in any matter to be acted on at the Special Meeting. There are no material proceedings to which any participant in this solicitation or any of his or its associates is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

CORPORATE GOVERNANCE

Board Meetings and Attendance

According to the Company’s public filings, the Board held 8 meetings (in action or in writing) during the last full fiscal year. None of our Nominees currently serves as a Director of the Company and did not serve in its last fiscal year.

Board Committees

The Company has an audit committee and compensation committee. A discussion of such committees can be found in the Company’s proxy statement for its last annual meeting filed with the SEC on April 9, 2012.

Director Compensation

None of our Nominees currently serves as a Director of the Company and therefore none has received any compensation from the Company for service as a director.

MISCELLANEOUS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who own more than 10% of a registered class of the Company’s equity securities to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. To the best of our knowledge, based solely on a review of the copies of such reports filed with the Commission, none of ATRM’s directors, executive officers, or beneficial owners of greater than 10% of our common stock failed to file on a timely basis the forms required by Section 16 of the Exchange Act, except that due to inadvertence Joseph C. Levesque was late filing four Form 4s related to purchases and sales of Company stock by two educational trusts for Mr. Levesque’s grandchildren, of which he is trustee, and except that due to inadvertence Archer Advisors was late filing one (1) Form 3, and Form 4s related to eighty-six (86) trades made after Archer Advisors became subject to Section 16 reporting requirements.  Such late filings were discovered only upon Archer Advisors becoming a member of CAS on August 9, 2012. Corrective filings were made immediately upon discovery of such inadvertent non-compliance with Section 16 of the Exchange Act.

Advance Notice Requirements for Shareholder Proposals

Shareholder proposals submitted for inclusion in the Company’s proxy materials for its annual meeting of shareholders should be submitted to the Company in accordance with the deadline provided by it in its proxy statement.

Notice of any proposal that is not submitted for inclusion in the Company’s proxy materials, but instead is sought to be presented directly at its annual meeting of shareholders, should be submitted to the Company in accordance with the deadline provided by it in its proxy statement, and in accordance with its Bylaws.

Related Person Transactions

None.

Certain information concerning ATRM contained in this Proxy Statement, and the information provided in Schedule II, has been taken from, or is based upon, publicly available information. We have not independently verified the accuracy or completeness of such information.

WE URGE YOU TO SIGN, DATE AND RETURN THE GREEN PROXY CARD IN FAVOR OF THE ELECTION OF OUR NOMINEES.

CONCERNED AETRIUM SHAREHOLDERS
October 23, 2012

SCHEDULE I

TRANSACTIONS IN EACH CLASS OF SECURITIES OF AETRIUM INCORPORATED
BY THE PARTINCIPANTS DURING THE PAST TWO YEARS

EXCEPT AS OTHERWISE SPECIFIED, ALL PURCHASES AND SALES WERE
MADE IN THE OPEN MARKET

Archer Focus
Date of Transaction	Quantity	$ Amount	Price Per Share	Transaction Method
2/15/2012	9,024	8,031.36	0.8900	Open Market
2/16/2012	15,100	13,137.00	0.8700	Open Market
2/17/2012	13,000	11,570.00	0.8900	Open Market
2/22/2012	16,701	14,195.85	0.8500	Open Market
2/23/2012	4,357	3,616.31	0.8300	Open Market
3/1/2012	45,000	36,900.00	0.8200	Open Market
3/5/2012	1,300	1,118.00	0.8600	Open Market
3/6/2012	16,015	12,972.15	0.8100	Open Market
3/9/2012	18,300	14,457.00	0.7900	Open Market
3/13/2012	18,238	13,678.50	0.7500	Open Market
3/14/2012	4,012	3,009.00	0.7500	Open Market
3/16/2012	7,065	5,581.35	0.7900	Open Market
3/20/2012	22,500	16,200.00	0.7200	Open Market
3/21/2012	6,720	5,040.00	0.7500	Open Market
4/4/2012	10,000	7,912.00	0.7912	Open Market
4/9/2012	499	429.14	0.8600	Open Market
4/10/2012	100	84.00	0.8400	Open Market
4/11/2012	1,000	840.00	0.8400	Open Market
4/12/2012	100	81.00	0.8100	Open Market
4/30/2012	7,300	4,964.00	0.6800	Open Market
5/10/2012	300	189.00	0.6300	Open Market
5/22/2012	12,800	8,064.00	0.6300	Open Market
5/23/2012	14,360	8,903.20	0.6200	Open Market
5/25/2012	5,690	3,584.70	0.6300	Open Market
5/29/2012	15,400	9,702.00	0.6300	Open Market
5/30/2012	10,935	6,889.05	0.6300	Open Market
5/31/2012	8,250	5,445.00	0.6600	Open Market
6/1/2012	7,813	5,234.71	0.6700	Open Market
6/4/2012	14,998	10,348.62	0.6900	Open Market
6/5/2012	17,551	12,285.70	0.7000	Open Market
6/7/2012	260	182.00	0.7000	Open Market
6/8/2012	1,500	1,080.00	0.7200	Open Market
6/11/2012	9,600	7,008.00	0.7300	Open Market
6/12/2012	4,800	3,456.00	0.7200	Open Market

6/13/2012	4,300	3,053.00	0.7100	Open Market
6/19/2012	400	272.00	0.6800	Open Market
6/25/2012	100	74.00	0.7400	Open Market
6/28/2012	300	216.00	0.7200	Open Market
6/29/2012	1,000	750.00	0.7500	Open Market
7/2/2012	200	152.00	0.7600	Open Market
7/3/2012	1,275	918.00	0.7200	Open Market
7/5/2012	8,943	6,438.96	0.7200	Open Market
7/16/2012	100	80.00	0.8000	Open Market
7/17/2012	300	228.00	0.7600	Open Market
7/20/2012	500	370.00	0.7400	Open Market
7/24/2012	160	116.80	0.7300	Open Market
7/27/2012	1,000	720.00	0.7200	Open Market
8/9/2012	(200,000)	(130,000.00)	0.6500	Private Transaction
10/9/2012	1,200	984.00	0.8200	Open Market
10/11/2012	5,399	3,995.26	0.7400	Open Market
10/12/2012	250	175.00	0.7000	Open Market

Archer Equity
Date of Transaction	Quantity	$ Amount	Price Per Share	Transaction Method
1/3/2011	300	627.00	2.0900	Open Market
1/4/2011	1,900	4,009.00	2.1100	Open Market
1/5/2011	207	434.70	2.1000	Open Market
1/6/2011	1,500	3,060.00	2.0400	Open Market
1/7/2011	500	1,000.00	2.0000	Open Market
1/10/2011	1,376	2,848.32	2.0700	Open Market
1/11/2011	2,500	5,200.00	2.0800	Open Market
1/12/2011	1,400	2,926.00	2.0900	Open Market
1/13/2011	3,500	7,105.00	2.0300	Open Market
1/14/2011	825	1,691.25	2.0500	Open Market
1/18/2011	4,200	8,736.00	2.0800	Open Market
1/19/2011	5,000	10,250.00	2.0500	Open Market
1/25/2011	3,293	6,454.28	1.9600	Open Market
1/26/2011	6,307	12,361.72	1.9600	Open Market
1/27/2011	5,400	10,800.00	2.0000	Open Market
2/1/2011	4,791	9,342.45	1.9500	Open Market
2/21/2012	1,200	1,056.00	0.8800	Open Market
2/24/2012	24,100	20,003.00	0.8300	Open Market
2/27/2012	12,500	10,250.00	0.8200	Open Market
2/28/2012	37,800	31,374.00	0.8300	Open Market
3/2/2012	22,700	19,295.00	0.8500	Open Market

3/5/2012	54,200	45,528.00	0.8400	Open Market
3/12/2012	27,000	21,060.00	0.7800	Open Market
3/15/2012	19,000	15,010.00	0.7900	Open Market
3/19/2012	18,100	13,575.00	0.7500	Open Market
3/21/2012	1,311	983.25	0.7500	Open Market
3/26/2012	41,389	31,455.64	0.7600	Open Market
3/28/2012	750	575.48	0.7673	Open Market
3/29/2012	58	42.90	0.7396	Open Market
3/30/2012	9,500	7,599.05	0.7999	Open Market
4/9/2012	500	415.00	0.8300	Open Market
4/10/2012	600	481.02	0.8017	Open Market
4/11/2012	200	153.54	0.7677	Open Market
4/13/2012	477	366.19	0.7677	Open Market
4/30/2012	5,800	3,728.82	0.6429	Open Market
5/18/2012	500	305.00	0.6100	Open Market
5/22/2012	4,560	2,730.53	0.5988	Open Market
5/23/2012	1,500	859.95	0.5733	Open Market
5/29/2012	6,900	4,515.36	0.6544	Open Market
5/30/2012	11,570	7,699.84	0.6655	Open Market
5/31/2012	54,390	37,251.71	0.6849	Open Market
6/6/2012	500	350.00	0.7000	Open Market
6/7/2012	100	72.00	0.7200	Open Market
6/14/2012	400	276.00	0.6900	Open Market
6/18/2012	675	459.00	0.6800	Open Market
6/19/2012	1,250	849.00	0.6792	Open Market
6/28/2012	1,775	1,401.54	0.7896	Open Market
6/29/2012	1,500	1,060.05	0.7067	Open Market
7/2/2012	300	216.00	0.7200	Open Market
7/3/2012	1,500	1,180.05	0.7867	Open Market
7/5/2012	5,300	3,710.00	0.7000	Open Market
7/12/2012	300	228.00	0.7600	Open Market
7/13/2012	500	376.00	0.7520	Open Market
7/17/2012	400	292.00	0.7300	Open Market
7/18/2012	581	421.11	0.7248	Open Market
7/20/2012	400	284.00	0.7100	Open Market
7/24/2012	300	210.00	0.7000	Open Market
7/25/2012	900	621.00	0.6900	Open Market
7/26/2012	500	347.00	0.6940	Open Market
7/27/2012	1,050	738.05	0.7029	Open Market
7/31/2012	501	345.64	0.6899	Open Market

8/9/2012	(475,000)	(308,750.00)	0.6500	Private Transaction
10/11/2012	2,000	1,497.00	0.7485	Open Market

Mr. Eberwein
Date of Transaction	Quantity	$ Amount	Price Per Share	Transaction Method
8/09/2012	1,900	1,315.75	0.685	Open Market
8/09/2012	675,000	450,562.50	0.65	Private Transaction
8/13/2012	8,650	6,477.12	0.7188	Open Market
8/13/2012	6,650	4,987.50	0.72	Open Market
8/14/2012	21,893	17,838.51	0.7166	Open Market
08/15/12	3,000	2,370.00	0.7900	Open Market
08/15/12	2,700	2,025.00	0.7500	Open Market
08/16/12	10,400	9,568.00	0.9200	Open Market
08/16/12	7,700	7,084.00	0.9200	Open Market
08/16/12	1,300	1,196.00	0.9200	Open Market
08/16/12	900	828.00	0.9200	Open Market
08/16/12	200	184.00	0.9200	Open Market
08/16/12	800	736.00	0.9200	Open Market
08/16/12	177	162.84	0.9200	Open Market
08/16/12	750	690.00	0.9200	Open Market
08/16/12	300	275.97	0.9199	Open Market
08/16/12	200	183.70	0.9185	Open Market
08/16/12	300	275.55	0.9185	Open Market
08/16/12	100	91.00	0.9100	Open Market
08/16/12	73	65.70	0.9000	Open Market
08/20/12	4,500	3,960.00	0.8800	Open Market
08/21/12	2,500	2,250.00	0.9000	Open Market
08/21/12	1,900	1,710.00	0.9000	Open Market
08/21/12	600	540.00	0.9000	Open Market
08/21/12	1,394	1,254.60	0.9000	Open Market
08/21/12	(50,000)	(32,500.00)	0.6500	Private Transaction
08/21/12	(50,000)	(32,500.00)	0.6500	Private Transaction
08/23/12	(50,000)	(32,500.00)	0.6500	Private Transaction

Mr. Vetter
Date of Transaction	Quantity	$ Amount	Price Per Share	Transaction Method
5/1/2012	40	$33.75	$0.62	Open Market
5/2/2012	8,306	$5,158.67	$0.62	Open Market
5/11/2012	5,596	$3,478.47	$0.62	Open Market
5/14/2012	3,950	$2,450.78	$0.62	Open Market
5/14/2012	1,900	$1,178.86	$0.62	Open Market
5/14/2012	3,202	$1,986.69	$0.62	Open Market
5/14/2012	6,900	$4,281.12	$0.62	Open Market

5/14/2012	2,200	$1,365.00	$0.62	Open Market
5/14/2012	1,120	$694.91	$0.62	Open Market
5/14/2012	500	$310.23	$0.62	Open Market
7/20/2012	688	$421.75	$0.60	Open Market
08/21/12	50,000	$32,500.00	$0.65	Private Transaction

Mr. Coleman
Date of Transaction	Quantity	$ Amount	Price Per Share	Transaction Method
08/21/12	50,000	$32,500.00	0.6500	Private Transaction

Andover Group
Date of Transaction	Quantity	$ Amount	Price Per Share	Transaction Method
08/23/12	50,000	$32,500.00	0.6500	Private Transaction

SCHEDULE II

The following table is from the Company’s Proxy Statement filed with the Securities and Exchange Commission on October 12, 2012. The Percent of Class was calculated using the number of shares of the Company’s Common Stock outstanding as of September 28, 2012 which number was 10,781,451 according to the Company’s Proxy Statement filed with the Securities and Exchange Commission by the Company on October 12, 2012. We have not independently verified the accuracy or completeness of this information, and only the information relating to the participants is within our knowledge.

PRINCIPAL SHAREHOLDERS

	Shares of Common Stock Beneficially Owned (1)
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class (2)
Greater than 5% Beneficial Owners
Archer Advisors LLC	1,808,121	(3)	10.02%
Jeffrey E. Eberwein	605,887	(4)	5.6%
Joseph C. Levesque	285,053	(5)	2.6%
Douglas L. Hemer	126,336	(6)	1.2%
Paul H. Askegaard	85,769	(7)	*
Darnell L. Boehm	100,622	(8)	*
Terrence W. Glarner	72,100	(9)	*
Daniel A. Carr	49,062	(10)	*
Charles B. Westling	40,937	(11)	*
John J. Pollock	25,838	(12)	*
Executive officers and directors as a group (11 persons)	985,053	(13)	8.7%

*	Less than 1% of the outstanding shares of Common Stock.

(1)
Shares not outstanding but deemed beneficially owned by virtue of the right of a person or member of a group to acquire them within 60 days of March 1, 2012 are treated as outstanding only when determining the amount and percent owned by such person or group. Unless otherwise noted, all of the shares shown are held by individuals or entities possessing sole voting and investment power with respect to such shares.

(2)	Based on 10,781,451 shares of common stock outstanding as of March 1, 2012.
(3)	Based solely on a Schedule 13D/A filed with the SEC on October 2, 2012, represents 1,080,121 shares of common stock beneficially owned by Archer Advisors, LLC (“Archer Advisors”), 150 South Broadway,

Wayzata, Minnesota 55391, for which Archer Advisors has sole dispositive and voting power, which consists of 416,366 shares owned directly by Archer Focus Fund, LLC and 663,755 shares owned directly by Archer Equity Fund, LLC. As the managing member of each of Archer Focus and Archer Equity, Archer Advisors is in possession of sole voting and investment power for all such shares. As managing member of Archer Advisors, Steven Markusen is in possession of sole voting and investment power for such shares and may also be deemed to beneficially own such shares.
(4)	Based solely on a Schedule 13D/A filed with the SEC on October 2, 2012, represents 605,887 shares of common stock owned by Mr. Eberwein, 4 Lockwood Avenue, Old Greenwich, Connecticut 06870.
(5)
Includes options to purchase 80,103 shares of common stock exercisable within 60 days. Also includes an aggregate of 4,765 shares held in educational trusts for Mr. Levesque’s grandchildren, of which he is the trustee.

(6)	Includes options to purchase 71,770 shares of common stock exercisable within 60 days.
(7)	Includes options to purchase 64,791 shares of common stock exercisable within 60 days.
(8)	Includes options to purchase 39,270 shares of common stock exercisable within 60 days.
(9)	Includes options to purchase 39,270 shares of common stock exercisable within 60 days.
(10)	Represents options to purchase 49,062 shares of common stock exercisable within 60 days.
(11)	Represents options to purchase 40,937 shares of common stock exercisable within 60 days.
(12)	Number of shares owned as last reported to the company. Mr. Pollock resigned as an officer and director of the company effective November 28, 2011.
(13)
Includes options to purchase 572,576 shares of common stock exercisable within 60 days. Also includes an aggregate of 4,765 shares held in educational trusts for Mr. Levesque’s grandchildren, of which he is the trustee.

IMPORTANT

Please review this document and the enclosed materials carefully. YOUR VOTE IS VERY IMPORTANT, no matter how many or how few shares of Common Stock you own.

•
If your shares of Common Stock are registered in your own name, please sign, date and mail the enclosed GREEN proxy card to Concerned Aetrium Shareholders in care of InvestorCom, Inc., in the enclosed postage-paid envelope provided today.

•
If you have previously signed and returned a proxy card, you have every right to change your vote. Only your latest dated card will count. You may revoke any proxy card already sent by signing, dating and mailing the enclosed GREEN proxy card in the postage-paid envelope provided. Any proxy may be revoked at any time prior to the Special Meeting by delivering a written notice of revocation or a later dated proxy for the Special Meeting to InvestorCom, Inc., or by voting in person at the Special Meeting.

•
If your shares are held in a brokerage account or bank, you are considered the beneficial owner of the shares of Common Stock, and these proxy materials, together with a GREEN voting form, are being forwarded to you by your broker or bank. As a beneficial owner you must instruct your broker, trustee or other representative how to vote. Your broker cannot vote your shares on your behalf without your instructions.

•	After signing and dating the enclosed GREEN proxy card, do not sign or return any proxy card sent to you by ATRM, even as a sign of protest, because only your latest dated proxy card will be counted.

If you have any questions concerning this Proxy Statement, would like to request additional copies of this Proxy Statement, or need help voting your shares of Common Stock, please contact our Proxy Solicitation firm.

[Missing Graphic Reference]

65 Locust Avenue, Suite 302
New Canaan, CT  06840
Toll Free:  (877) 972-0090
Banks and Brokers:  (203) 972-9300
Email: CAS@investor-com.com

PRELIMINARY COPY – SUBJECT TO COMPLETION

GREEN PROXY CARD
AETRIUM INCORPORATED
SPECIAL MEETING OF SHAREHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF
CONCERNED AETRIUM SHAREHOLDERS
THE BOARD OF DIRECTORS OF AETRIUM INCORPORATED
IS NOT SOLICITING THIS PROXY

P R O X Y

The undersigned appoints Jeffrey Eberwein proxy and agent with full power of substitution to vote all shares of Common Stock of Aetrium Incorporated (the “Company”) which the undersigned owned and would be entitled to vote if personally present at the special meeting of shareholders scheduled to be held on November 26, 2012 beginning at 4:30 p.m. Central Time at ATRM’s headquarters located at 2350 Helen Street, North St. Paul, Minnesota 55109 (including any adjournments, postponements or continuations thereof, the “Special Meeting”).

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of Common Stock of the Company held by the undersigned, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof. If properly executed, this Proxy will be voted as directed on the reverse and in the discretion of the herein named proxies and agents or their substitutes with respect to any other matters as may properly come before the Special Meeting that are unknown to the participants in this solicitation (collectively, “Concerned Aetrium Shareholders”) a reasonable time before the date of this Proxy Statement.

IF NO DIRECTION IS INDICATED WITH RESPECT TO PROPOSAL NO. 1 ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” THE AMENDMENT TO THE COMPANY’S BYLAWS.

IF NO DIRECTION IS INDICATED WITH RESPECT TO PROPOSAL NO. 2 ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “REMOVE” ALL SIX INCUMBENT DIRECTORS.

IF NO DIRECTION IS INDICATED WITH RESPECT TO PROPOSAL NO. 3 ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL NO. 3.

This Proxy will be valid until the completion of the Special Meeting. This Proxy will only be valid in connection with Jeffrey Eberwein’s solicitation, on behalf of Concerned Aetrium Shareholders, of proxies for the Special Meeting.

IMPORTANT: PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY
CONTINUED AND TO BE SIGNED ON REVERSE SIDE

PRELIMINARY COPY – SUBJECT TO COMPLETION
GREEN PROXY CARD

CONCERNED AETRIUM SHAREHOLDERS RECOMMENDS A VOTE “FOR” THE BYLAW AMENDMENT IN PROPOSAL NO. 1, TO “REMOVE” ALL INCUMBENT DIRECTORS IN PROPOSAL NO. 2 AND “FOR”THE ELECTION OF ALL NOMINEES IN PROPOSAL NO. 3.

[X] Please mark vote as in this example

Proposal No. 1: Amendment to Bylaws

Proposal to approve the amendment to the Company’s Bylaws with the following resolution:

RESOLVED, that the last sentence of Article III, Section 3 of the Company’s Bylaws be amended by deleting it in its entirety and replacing it with the following:

“Except as otherwise provided in the Articles of Incorporation, any director may be removed at any time, with or without cause, by a majority of the voting power of the shares represented and voting at any regular or special meeting of the shareholders.”

FOR	AGAINST	ABSTAIN

[ ]	[ ]	[ ]

Proposal No. 2:  Removal of Directors

Proposal to remove the six Incumbent Directors (Messrs. Joseph C. Levesque, Darnell L. Boehm, Terrence W. Glarner, Daniel A. Carr, Charles B. Westling, and Douglas L. Hemer).

SIX DIRECTORS	REMOVE THE SIX DIRECTORS	WITHHOLD AUTHORITY TO REMOVE THE SIX DIRECTORS	REMOVE ALL EXCEPT DIRECTOR(S) WRITTEN BELOW

	[ ]	[ ]	[ ]

(a) Joseph C. Levesque			______________

(b) Darnell L. Boehm			______________

(c) Terrence W. Glarner			______________

(d) Daniel A. Carr			______________

(e) Charles B. Westling			______________

(f) Douglas L. Hemer			______________

Proposal No. 3:  Election of Directors

Proposal to elect the CAS Nominees (Messrs Jeffrey E. Eberwein, Dilip Singh, Richard K. Coleman, Jr., Galen Vetter, Alfred John Knapp, Jr. and Charles M. Gillman) to the Company’s Board of Directors.

NOMINEES	FOR ALL NOMINEES	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES	FOR ALL EXCEPT NOMINEE(S) WRITTEN BELOW

	[ ]	[ ]	[ ]

(a) Jeffrey E. Eberwein			______________

(b) Dilip Singh			______________

(c) Richard K. Coleman, Jr.			______________

(d) Galen Vetter			______________

(e) Alfred John Knapp, Jr.			______________

(f) Charles M. Gillman			______________

NOTE: IF YOU DO NOT WISH FOR YOUR SHARES TO BE VOTED “FOR” A PARTICULAR NOMINEE, MARK THE “FOR ALL EXCEPT NOMINEE(S)” BOX AND WRITE THE NAME(S) OF THE NOMINEE(S) YOU DO NOT SUPPORT ON THE LINE BELOW. YOUR SHARES WILL BE VOTED FOR THE REMAINING NOMINEE(S).

To vote in Concerned Aetrium Shareholder’s discretion on all other matters as may properly come before the Special Meeting, including any matters incidental to the conduct of the Special Meeting, which are not known within a reasonable time before the date of this Proxy Statement.

FOR	AGAINST	ABSTAIN

[ ]	[ ]	[ ]

DATED:_________________________________
________________________________________

(Signature)
________________________________________
(Signature, if held jointly)
________________________________________

(Title)

WHEN SHARES ARE HELD JOINTLY, JOINT OWNERS SHOULD EACH SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC., SHOULD INDICATE THE CAPACITY IN WHICH SIGNING. PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY.